Exhibit 8.1

Principal subsidiaries

The following is a list of Ternium’s subsidiaries at December 31, 2015.

	Country of		Percentage of ownership at December 31,
Company	Organization	Main activity	2015	2014	2013
Ternium S.A.	Luxembourg	Holding	100.00%	100.00%	100.00%
Ternium Investments S.à.r.l.	Luxembourg	Holding	100.00%	100.00%	100.00%
Ternium Solutions A.G. (1)	Switzerland	Services	100.00%	100.00%	100.00%
Ternium Brasil S.A. (1)	Brazil	Holding	100.00%	100.00%	100.00%
Ternium Investments Switzerland AG (1)	Switzerland	Holding	100.00%	100.00%	100.00%
Ternium Internacional España S.L.U. (1)	Spain	Marketing of steel products	100.00%	100.00%	100.00%
Ternium USA Inc. (1)	USA	Manufacturing and selling of steel products	100.00%	100.00%	100.00%
Siderúrgica do Norte Fluminense S.A. (2)	Brazil	Manufacturing and selling of steel products	—	—	100.00%
Consorcio Siderurgia Amazonia S.L. (3)	Spain	Holding	—	—	94.38%
Siderar S.A.I.C. (4)	Argentina	Manufacturing and selling of flat steel products	60.94%	60.94%	60.94%
Impeco S.A. (5)	Argentina	Manufacturing of pipe products	60.97%	60.97%	60.97%
Prosid Investments S.C.A. (5)	Uruguay	Holding	60.94%	60.94%	60.94%
Ternium Mexico S.A. de C.V. (6)	Mexico	Holding	88.72%	88.72%	88.72%
Hylsa S.A. de C.V. (7)	Mexico	Manufacturing and selling of steel products	88.72%	88.72%	88.72%
Las Encinas S.A. de C.V. (7)	Mexico	Exploration, exploitation and pelletizing of iron ore	88.72%	88.72%	88.72%
Ferropak Comercial S.A. de C.V. (7)	Mexico	Scrap services company	88.72%	88.72%	88.72%
Ferropak Servicios S.A. de C.V. (7)	Mexico	Services	88.72%	88.72%	88.72%
Galvacer America Inc (7)	USA	Distributing company	88.72%	88.72%	88.72%
Galvamet America Corp (7)	USA	Manufacturing and selling of insulated panel products	88.72%	88.72%	88.72%
Transamerica E. & I. Trading Corp. (7)	USA	Scrap services company	88.72%	88.72%	88.72%
Técnica Industrial S.A. de C.V. (7)	Mexico	Services	88.72%	88.72%	88.72%
Corporativo Grupo Imsa S.A. de C.V. (7)	Mexico	Services	88.72%	88.72%	88.72%
Acedor, S.A. de C.V. (7)	Mexico	Holding	88.72%	88.72%	88.72%
Ternium Gas México S.A. de C.V. (8)	Mexico	Financial Services	88.72%	88.72%	88.72%
Ecore Holding S. de R.L. de C.V. (9)	Mexico	Holding	—	—	88.72%
Treasury Services S.A. de C.V. (9)	Mexico	Financial Services	—	—	88.72%
APM, S.A. de C.V. (9)	Mexico	Manufacturing and selling of steel products	—	—	88.72%
Acerus S.A. de C.V. (9)	Mexico	Manufacturing and selling of steel products	—	—	88.72%
Neotec L.L.C. (10)	USA	Holding	—	—	88.72%
Ternium Internacional Guatemala S.A. (11)	Guatemala	Selling of steel products	99.98%	99.98%	99.98%

	Country of		Percentage of ownership at December 31,
Company	Organization	Main activity	2015	2014	2013
Consorcio Minero Benito Juarez Peña Colorada S.A. de C.V. (12)	Mexico	Exploration, exploitation and pelletizing of iron ore	44.36%	44.36%	44.36%
Peña Colorada Servicios S.A. de C.V. (12)	Mexico	Services	44.36%	44.36%	44.36%
Exiros B.V. (12)	Netherlands	Procurement and trading services	50.00%	50.00%	50.00%
Servicios Integrales Nova de Monterrey S.A. de C.V. (13)	Mexico	Medical and Social Services	66.09%	66.09%	66.09%
Ternium Internacional Nicaragua S.A.	Nicaragua	Manufacturing and selling of steel products	99.38%	99.38%	99.38%
Ternium Internacional Honduras S.A. de C.V.	Honduras	Manufacturing and selling of steel products	99.18%	99.18%	99.18%
Ternium Internacional El Salvador S.A. de C.V.	El Salvador	Manufacturing and selling of steel products	99.91%	99.91%	99.91%
Ternium Internacional Costa Rica S.A.	Costa Rica	Manufacturing and selling of steel products	99.98%	99.98%	99.98%
Ferrasa S.A.S. (14)	Colombia	Manufacturing and selling of steel products	100.00%	54.00%	54.00%
Perfilamos del Cauca S.A.S. (14)	Colombia	Manufacturing and selling of steel products	100.00%	54.00%	54.00%
Siderúrgica de Caldas S.A.S. (14)	Colombia	Manufacturing and selling of steel products	100.00%	54.00%	54.00%
Procesadora de Materiales Industriales S.A. (14)	Colombia	Scrap services company	100.00%	54.00%	54.00%
Figuraciones S.A.S. (15)	Colombia	Manufacturing and selling of steel products	—	—	54.00%
Tenigal S. de R.L. de C.V. (16)	Mexico	Manufacturing and selling of steel products	51.00%	51.00%	51.00%
Ternium Internacional S.A. (17)	Uruguay	Holding and marketing of steel products	100.00%	100.00%	100.00%
Ternium Procurement S.A. (17)	Uruguay	Procurement services	100.00%	100.00%	100.00%
Ternium International Inc. (17)	Panama	Marketing of steel products	100.00%	100.00%	100.00%
Ternium Treasury Services S.A. (17)	Uruguay	Financial Services	100.00%	100.00%	100.00%
Ternium International Ecuador S.A. (18)	Ecuador	Marketing of steel products	100.00%	100.00%	100.00%
Ternium International USA Corporation (19)	USA	Marketing of steel products	100.00%	100.00%	100.00%
Ternium Internacional de Colombia S.A.S. (19)	Colombia	Marketing of steel products	100.00%	100.00%	100.00%
Ternium Internationaal B.V. (20)	Netherlands	Marketing of steel products	100.00%	100.00%	100.00%
Ternium Engineering Services S.A. (formerly Ternium Engineering & Services S.A.) (21)	Uruguay	Engineering and other services	100.00%	100.00%	100.00%
Ternium Ingeniería y Servicios de Argentina S.A. (22)	Argentina	Engineering and other services	—	100.00%	100.00%
Ternium Ingeniería y Servicios de México S.A. de C.V.	Mexico	Engineering and other services	100.00%	100.00%	100.00%
Ternium Treasury Services B.V. (23)	Netherlands	Financial Services	—	—	100.00%
Soluciones Integrales de Gestión S.A. (24)	Argentina	Other services	100.00%	100.00%	100.00%
Ferrasa Panamá, S.A. (25)	Panama	Manufacturing and selling of steel products	—	54.00%	54.00%
Aceros Transformados de Panamá, S.A. (25)	Panama	Manufacturing and selling of steel products	—	54.00%	54.00%

(1)	Indirectly through Ternium Investments S.à.r.l. Total voting rights held: 100.00%.
(2)	This company was sold as of January 9, 2014.
(3)	This company was dissolved as of December 17, 2014.
(4)	Indirectly through Ternium Internacional España S.L.U. Total voting rights held: 60.94%.
(5)	Indirectly through Siderar S.A.I.C and Ternium Internacional S.A. Total voting rights held 100.00%.
(6)	Indirectly through Siderar S.A.I.C., Ternium Internacional S.A. and Ternium Internacional España S.L.U. Total voting rights held 99.93%.
(7)	Indirectly through Ternium Mexico S.A. de C.V. Total voting rights held: 100.00%.
(8)	Indirectly through Ternium Mexico S.A. de C.V. and Tenigal S. de R.L. de C.V. Total voting rights held: 100.00%.
(9)	Merged with Ternium Mexico S.A. de C.V. during the first quarter of 2014.
(10)	This company was dissolved as of September 5, 2014.
(11)	Indirectly through Ternium Internacional España S.L.U. Total voting rights held: 100%.
(12)	Total voting rights held: 50%.
(13)	Indirectly through Ternium Mexico S.A. de C.V. Total voting rights held: 74.50%.
(14)	Indirectly through Ternium Internacional España S.L.U. Total voting rights held: 100.00%.
(15)	This Company was dissolved as of December 24, 2014.
(16)	Indirectly through Ternium Internacional España S.L.U.. Total voting rights held: 51.00%.
(17)	Indirectly through Ternium Investments Switzerland AG. Total voting rights held: 100.00%.
(18)	Indirectly through Ternium Internacional S.A. and Ternium Internationaal B.V. Total voting rights held 100.00%.
(19)	Indirectly through Ternium Internacional S.A. Total voting rights held 100.00%.
(20)	Since fourth quarter 2014, indirectly through Ternium Investments Switzerland AG (100.00%). Total voting rights held: 100.00%. Before that, indirectly through Ternium Internacional S.A.
(21)	Indirectly through Ternium Internacional Inc.. Total voting rights held 100.00%.
(22)	Merged with Soluciones Integrales de Gestión S.A. during the third quarter of 2015.
(23)	Merged with Ternium Internationaal B.V. during the fourth quarter of 2014
(24)	Since third quarter 2015, indirectly through Ternium Investments S.à.r.l.,Ternium Internacional España S.L.U. and Technology & Engineering Services S.A. Total voting rights held: 100.00%. Before that, indirectly through Ternium Investments S.à.r.l. and Ternium Treasury Services S.A.
(25)	These companies were sold during the first quarter of 2015.